Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medline Inc. 2025 Omnibus Incentive Plan and Medline Inc. 2025 Employee Stock Purchase Plan of our report dated February 28, 2025, with respect to the consolidated financial statements of Medline Holdings, LP included in Amendment No. 2 to the Registration Statement on Form S-1 (Form S-1 No. 333-291112) and related Prospectus of Medline Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
December 16, 2025